UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 20, 2013 (February 20, 2013)

PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(940) 325-3301

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

As reported in a Schedule 13D filed by Robert Fitzgerald on February 20, 2013, PHAZAR CORP has received a going private merger offer from a company controlled by Mr. Fitzgerald, and the independent directors of PHAZAR CORP have approved the term sheet on February 18, 2013.  A copy of the term sheet is attached hereto.

The approved term sheet includes a share purchase price of $1.25 per share in cash and has a 90 day exclusivity.  Once there is a definitive agreement, PHAZAR CORP will prepare a proxy statement and call a special meeting of the shareholders to consider the proposal.

The only binding terms of the term sheet are exclusivity, expense reimbursement and counterparts.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Approved Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP

Date:	February 20, 2013	/s/ Deborah A. Inzer
Deborah A. Inzer
Chief Financial Officer

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